UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 16, 2021

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	NEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On May 16, 2021, NextEra Energy Partners, LP (NEP) and two of its indirect subsidiaries, Genesis Solar Holdings, LLC (Genesis Holdings) and Genesis Solar Funding, LLC (Genesis Funding), entered into an amendment of its existing membership interest purchase agreement (as amended, membership purchase agreement) with certain investors (investors) including KKR Genesis TL Borrower LLC, which is the Class B purchaser representative and is affiliated with funds managed by Kohlberg Kravis Roberts & Co. L.P.. The amendments to the membership purchase agreement include, among other things, an increase in the aggregate Class B purchase price to be paid by the investors from approximately $1,095 million to $1,243 million, with the incremental amount entitled to earn the same pre-tax annual return as the existing amounts. As previously reported, the investors’ initial funding of $750 million of the Class B purchase price under the membership purchase agreement (initial funding) occurred on December 18, 2020. In connection with the initial funding, the investors acquired approximately 60% of the total noncontrolling Class B membership interests in Genesis Holdings (Class B membership interests). The remaining 40% of the Class B membership interests were acquired by Genesis Funding and will be sold to the investors in connection with their additional funding of approximately $493 million of the Class B purchase price (final funding), which is inclusive of the increased purchase price specified in the amendment and is expected to occur by the end of the second quarter of 2021, subject to the satisfaction of customary closing conditions.

In connection with the amendments to the membership purchase agreement, an amendment to the third amended and restated limited liability company agreement of Genesis Holdings (as amended, the LLC agreement) was also entered into as of May 16, 2021 between Genesis Solar Holdings and the Class B purchaser representative, amending certain provisions of the LLC agreement. Under the LLC agreement, NEP, through its indirect ownership of Genesis Funding, generally receives 75% of Genesis Holdings’ cash distributions for the first ten years after the initial funding, and the investors receive 25%, subject to certain adjustments, except that, until the final funding, NEP receives approximately 83% of Genesis Holdings’ cash distributions and the investors receive 17%. From the fifth to the tenth anniversary of the initial funding, NEP has the option (the buyout right), subject to certain limitations, to periodically purchase the Class B membership interests in Genesis Holdings at a buyout price that implies a fixed pre-tax annual return of approximately 6.76% to the investors (inclusive of all prior distributions). If exercised, NEP has the right to pay a maximum of 100% of the buyout price in NEP non-voting common units, issued at the then current market price of NEP common units or cash (or any combination thereof), subject to conditions and limitations set forth in the LLC agreement. Under the LLC agreement, for all distribution dates after the tenth anniversary of the initial funding, or if certain minimum purchases under the buyout right have not occurred by any distribution date following June 18, 2026, then, in any such case, the investors' allocation of Genesis Holdings’ cash distributions payable with respect to Class B membership interests that the investors still own will increase to 99%, subject to certain adjustments.

The foregoing description of the amendments to the membership purchase agreement and the LLC agreement are qualified in their entirety by reference to the Amendment to Membership Interest Purchase Agreement and Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement, respectively, which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
2.1
Amendment to Membership Interest Purchase Agreement, dated as of May 16, 2021, among Genesis Solar Holdings, LLC, NextEra Energy Partners, LP, Genesis Solar Funding, LLC and the Class B purchasers thereto

10.1	Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement of Genesis Solar Holdings, LLC, dated as of May 16, 2021
101	Interactive data files for this Form 8-K formatted in Inline XBRL
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 17, 2021

NEXTERA ENERGY PARTNERS, LP
(Registrant)

JAMES M. MAY
James M. May Controller and Chief Accounting Officer